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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                      FORM 8-K

                                  CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): February 20, 1998

                        Microware Systems Corporation
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)




            Iowa                     0-27988               42-1073916
----------------------------       -----------        ------------------
(State or other jurisdiction       (Commission         (I.R.S. Employer
       of incorporation)           File number)       Identification No.)



1500 Northwest 118th Street, Des Moines, IA                   50325
-------------------------------------------                 ---------
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (515) 223-8000



             ___________________________________________________________
            (Former name or former address, if changed since last report.)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On February 20, 1998, the Company consummated a sale of 1,967,961 shares of Unwired Planet, Inc. ("Unwired Planet") Series C Preferred Stock (the "Stock"), to certain institutional investors (identified on EXHIBIT A of the Sale and Purchase Agreement, the "Investors"), all of whom were accredited investors, at a price of $3.21 per share. The purchase price for the shares of the Stock was the result of arms-length negotiations between the Company and the Investors. The Company received proceeds of approximately $5,938,090 from the sale of the Stock. Deutsche Morgan Grenfell acted as the Company's placement agent in connection with the sale and received a commission of approximately $379,027, which represented 6% of the gross proceeds of the sale. The Company had purchased the Stock on October 15, 1996 for $5,000,000 and the sale represents a complete divestment by the Company of its equity interest in Unwired Planet, a privately held Delaware corporation. The sales were exempt from registration under the Securities Act of 1933, as amended, as sales not involving a public offering. A copy of the Sale and Purchase Agreement is attached hereto as Exhibit 10.



                                        INDEX



Exhibit
Number    Description of Document
--------  -----------------------
10 Stock Purchase and Sale Agreement dated as of February 20, 1998 among the Company, Unwired Planet, Inc. and the Investors identified therein.















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                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 5, 1998          MICROWARE SYSTEMS CORPORATION


                         By: /s/ Kent R. Kelderman
                             ----------------------------------
                               Name:  Kent R. Kelderman
                               Title:   Chief Financial Officer






















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